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                                   EXHIBIT M.

                       THE HARTFORD MUTUAL FUNDS II, INC.

                              PLAN OF DISTRIBUTION

This Plan of Distribution (the "Plan") is adopted pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (as amended, the "1940 Act") by The Hartford Mutual Funds II, Inc. for and on behalf of each class (each class is referred to hereinafter as a "Class") of each series (each series is referred to hereinafter as a "Series") of the Fund. The Series of the Fund and each Class of those Series that currently have adopted this Plan, and the effective dates of such adoption, are as follows:

     The Hartford Mutual Funds II, Inc.

The Hartford Small-Cap Growth Fund(1), Class A       March 1, 2002
The Hartford Small-Cap Growth Fund, Class B          March 1, 2002
The Hartford Small-Cap Growth Fund, Class C          March 1, 2002
The Hartford Small-Cap Growth Fund, Class H          November 14, 1994
The Hartford Small-Cap Growth Fund, Class L          January 31, 1992
The Hartford Small-Cap Growth Fund, Class M          November 14, 1994
The Hartford Small-Cap Growth Fund, Class N          November 14, 1994
The Hartford Small-Cap Growth Fund, Class R3         August 2, 2006
The Hartford Small-Cap Growth Fund, Class R4         August 2, 2006
The Hartford Small-Cap Growth Fund, Class R5         August 2, 2006

The Hartford Growth Fund(2), Class A                 March 1, 2002
The Hartford Growth Fund, Class B                    March 1, 2002
The Hartford Growth Fund, Class C                    March 1, 2002
The Hartford Growth Fund, Class H                    November 14, 1994
The Hartford Growth Fund, Class L                    January 31, 1992
The Hartford Growth Fund, Class M                    November 14, 1994
The Hartford Growth Fund, Class N                    November 14, 1994
The Hartford Growth Fund, Class R3                   August 2, 2006
The Hartford Growth Fund, Class R4                   August 2, 2006
The Hartford Growth Fund, Class R5                   August 2, 2006

The Hartford Value Opportunities Fund(3), Class A    March 1, 2002
The Hartford Value Opportunities Fund, Class B       March 1, 2002
The Hartford Value Opportunities Fund, Class C       March 1, 2002
The Hartford Value Opportunities Fund, Class H       January 1, 1996
The Hartford Value Opportunities Fund, Class L       January 1, 1996
The Hartford Value Opportunities Fund, Class M       January 1, 1996
The Hartford Value Opportunities Fund, Class N       January 1, 1996
The Hartford Value Opportunities Fund, Class R3      August 2, 2006

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(1)  Formerly Fortis Capital Appreciation Portfolio, a series of Fortis
     Advantage Portfolios, Inc.

(2)  Formerly Fortis Capital Fund, a series of Fortis Equity Portfolios, Inc.

(3)  Formerly Fortis Value Fund, a series of Fortis Equity Portfolios, Inc.

The Hartford Value Opportunities Fund, Class R4      August 2, 2006
The Hartford Value Opportunities Fund, Class R5      August 2, 2006

The Hartford Growth Opportunities Fund,(1) Class A   March 1, 2002
The Hartford Growth Opportunities Fund, Class B      March 1, 2002
The Hartford Growth Opportunities Fund, Class C      March 1, 2002
The Hartford Growth Opportunities Fund, Class H      November 14, 1994
The Hartford Growth Opportunities Fund, Class L      January 31, 1992
The Hartford Growth Opportunities Fund, Class M      November 14, 1994
The Hartford Growth Opportunities Fund, Class N      November 14, 1994
The Hartford Growth Opportunities Fund, Class R3     August 2, 2006
The Hartford Growth Opportunities Fund, Class R4     August 2, 2006
The Hartford Growth Opportunities Fund, Class R5     August 2, 2006

The Hartford U.S. Government Fund,(2) Class A        March 1, 2002
The Hartford U.S. Government Fund, Class B           March 1, 2002
The Hartford U.S. Government Fund, Class C           March 1, 2002
The Hartford U.S. Government Fund, Class H           November 14, 1994
The Hartford U.S. Government Fund, Class L           November 14, 1994
The Hartford U.S. Government Fund, Class M           November 14, 1994
The Hartford U.S. Government Fund, Class N           November 14, 1994

The Hartford Tax-Free National Fund,(3) Class A      March 1, 2002
The Hartford Tax-Free National Fund, Class B         March 1, 2002
The Hartford Tax-Free National Fund, Class C         March 1, 2002
The Hartford Tax-Free National Fund, Class H         November 14, 1994
The Hartford Tax-Free National Fund, Class L         November 14, 1994
The Hartford Tax-Free National Fund, Class M         November 14, 1994
The Hartford Tax-Free National Fund, Class N         November 14, 1994

The Hartford Tax-Free Minnesota Fund,(4) Class A     March 1, 2002
The Hartford Tax-Free Minnesota Fund, Class B        March 1, 2002
The Hartford Tax-Free Minnesota Fund, Class C        March 1, 2002
The Hartford Tax-Free Minnesota Fund, Class H        November 14, 1994
The Hartford Tax-Free Minnesota Fund, Class L        November 14, 1994
The Hartford Tax-Free Minnesota Fund, Class M        November 14, 1994
The Hartford Tax-Free Minnesota Fund, Class N        November 14, 1994

For Classes H, L, M and N, this Plan constitutes an amended and restated plan of distribution.

Classes L, M and N were Classes A, B and C until March 1, 2002 when they were renamed to Classes L, M and N.

Each Series also issues Class Y shares; Fortis Growth Opportunities Fund also issues Class Z shares; and The Hartford Tax-Free National Fund and The Hartford Tax-Free Minnesota Fund also issue Class E shares. These Classes do not have 12b-1 fees.

(1)  Formerly Fortis Growth Fund, Inc.

(2) Formerly Fortis U.S. Securities Fund, a series of Fortis Income Portfolios, Inc.

(3)  Formerly National Portfolio, a series of Fortis Tax-Free Portfolios, Inc.

(4)  Formerly Minnesota Portfolio, a series of Fortis Tax-Free Portfolios, Inc.

1.   Compensation

                                     CLASS A

Class A of each Series is obligated to pay the principal underwriter of the Fund's shares, Hartford Investment Financial Services Company ("HIFSCO"), a total fee in connection with the distribution-related services provided in respect of said Class A and in connection with the servicing of shareholder accounts of said Class A. This fee shall be calculated and payable monthly at an annual rate of .35% of said Class A's average daily net assets. All or any portion of such total fee may be payable as a Distribution Fee, and all or any portion of such total fee may be payable as a Shareholder Servicing Fee, as determined from time to time by the Funds' Board of Directors. Until further action by the Board of Directors, all of such fee shall be designated and payable as a Distribution Fee.

                                     CLASS L

Class L of each Series is obligated to pay HIFSCO a total fee in connection with the distribution-related services provided in respect of said Class L and in connection with the servicing of shareholder accounts of said Class L. This fee shall be calculated and payable monthly and, with the exception of The Hartford Small-Cap Growth Fund, at an annual rate of .25% of said Class L's average daily net assets. With regard to The Hartford Small-Cap Growth Fund the annual rate shall be .45% of average daily net assets. All or any portion of such total fee may be payable as a Distribution Fee, and all or any portion of such total fee may be payable as a Shareholder Servicing Fee, as determined from time to time by the Funds' Board of Directors. Until further action by the Board of Directors, all of such fee shall be designated and payable as a Distribution Fee.

                 CLASS B, CLASS C, CLASS H, CLASS M AND CLASS N

Each of Class B, Class C, Class H, Class M and Class N of each Series is obligated to pay HIFSCO a total fee in connection with the servicing of shareholder accounts of said Class B, Class C, Class H, Class M and Class N (as applicable) and in connection with distribution-related services provided in respect of said Class B, Class C, Class H, Class M and Class N (as applicable), calculated and payable monthly, at the annual rate of 1.00% of the value of said Class B's, Class C's, Class H's, Class M's and Class N's (as applicable) average daily net assets. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Funds' Board of Directors. Until further action by the Board of Directors, .25% per annum of each Class B's, Class C's, Class H's, Class M's and Class N's average net assets shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.

                           CLASS R3, R4 AND R5 SHARES

Each of Class R3, Class R4 and Class R5 of each Series is obligated to pay HIFSCO a total fee in connection with the distribution-related services provided in respect of said Class R3, Class R4 and Class R5 (as applicable) and in connection with the servicing of shareholder accounts of

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said Class R3, Class R4 and Class R5 (as applicable). This fee shall be calculated and payable monthly at the annual rate of up to 1.00% of the value of said Class R3's, Class R4's, and Class R5's (as applicable) average daily net assets. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Funds' Board of Directors. Until further action by the Board of Directors, 0.25% per annum of each Class R3's, Class R4's, and Class R5's, average net assets may be designated and payable as a Shareholder Servicing Fee and the remainder of any such fee may be designated as a Distribution Fee.

2.   Expenses Covered by the Plan

     (a) Except as qualified herein, the Distribution Fee may be used by HIFSCO for the purpose of financing any activity which is primarily intended to result in the sale of Class shares. For example, such Distribution Fee may be used by
HIFSCO: (a) for payment of initial and ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell each Fund's shares;
(b) compensation to employees of the Distributor; (c) compensation to and expenses, including overhead such as communications and telephone, training, supplies, photocopying and similar types of expenses, of the Distributor incurred in the printing and mailing or other dissemination of all prospectuses and statements of additional information; (d) the costs of preparation, printing and mailing of reports used for sales literature and related expenses, advertisements and other distribution-related expenses (including personnel of the Distributor).

     (b) The Shareholder Servicing Fee may be used by HIFSCO to provide compensation for ongoing servicing and/or maintenance of shareholder accounts with each applicable Class of the Series. Compensation may be paid by HIFSCO to persons, including employees of HIFSCO, and institutions who respond to inquiries of shareholders of each applicable Class regarding their ownership of shares of their accounts with the Series or who provide other administrative or accounting services not otherwise required to be provided by the Fund's investment adviser, transfer agent or other agent of the Fund.

     (c) Payments under the Plan are not tied exclusively to the expenses for shareholder servicing and distribution related activities actually incurred by HIFSCO, so that such payments may exceed expenses actually incurred by HIFSCO. The Funds' Board of Directors will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by HIFSCO and amounts it receives under the Plan.

3.   Additional Payment by HIFSCO

     The Fund's investment adviser, HIFSCO, in its roles as the Fund's investment adviser and/or the principal underwriter of the Fund may, at its option and in its sole discretion, make payments from its own resources to cover the costs of additional distribution and shareholder servicing activities.

4.   Approval by Shareholders

     If the Plan is adopted after the first public offering of the securities of a Class or the sale of such securities to persons who are not affiliated persons of the Fund or affiliates of such persons, promoters of the Fund or affiliated persons of such promoters, the Plan will not take effect with respect to that Class of a Series, and no fee will be payable in accordance with Section 1 of the Plan, until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of such Class.

5.   Approval by Directors

     Neither the Plan nor any related agreement will take effect until approved by a majority vote of both (a) the full Board of Directors of the Fund and (b) those Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

6.   Continuance of the Plan

     The Plan will continue in effect from year to year so long as its continuance is specifically approved annually by vote of the Fund's Board of Directors in the manner described in Section 5 above.

7.   Termination

     The Plan may be terminated at any time with respect to any Class of a Series, without penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of such Class.

8.   Amendments

     The Plan may not be amended with respect to any Class of a Series to increase materially the amount of fees payable pursuant to the Plan, as described in Section 1 above, unless the amendment is approved by a vote of at least a majority of the outstanding voting securities of that Class (and, if applicable, of any other affected Class or Classes), and all material amendments to the Plan must also be approved by the Fund's Board of Directors in the manner described in Section 5 above.

9.   Selection of Certain Directors

     While the Plan is in effect, the selection and nomination of the Fund's Directors who are not interested persons of the Fund will be committed to the discretion of the Directors then in office who are not interested persons of the Fund.

10.  Independent Counsel to the Disinterested Directors

     While the Plan is in effect, any person who acts as legal counsel for the disinterested Fund Directors will be an independent legal counsel.

11.  Written Reports

     In each year during which the Plan remains in effect, HIFSCO and any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to the Plan or any related agreement will prepare and furnish to the Fund's Board of Directors, and the Board will review at least quarterly, written reports, complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

12.  Preservation of Materials

     The Fund will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 11 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

13.  Meaning of Certain Terms

     As used in the Plan, the terms "interested person," "affiliated person," "independent legal counsel" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Fund under the 1940 Act by the Securities and Exchange Commission.

14.  Maximum Aggregate Sales Charge Calculations

     In calculating the "remaining amount" under National Association of Securities Dealers, Inc. ("NASD") Rule 2830(d) for purposes of determining the maximum aggregate sales charge for each Class of each Series, the Fund is authorized to transfer a portion of the "remaining amount" of a Class in the event of an exchange between that Class and another Class of the same Fund or the other Funds. However, such a transfer of the "remaining amount" must be conducted in accordance with Rule 2830(d), and any subsequent amendments to such Section, as well as any interpretations of such Rule by the NASD.

Adoption Date: 08.02.06
Effective Date: December 15, 2006